Exhibit 9


                                 ASSIGNMENT


           THIS ASSIGNMENT (this "Assignment"), dated as of April 23, 1998, by and between News America Incorporated, a corporation organized under the laws of Delaware ("Assignor"), and News PLD LLC, a limited liability company organized under the laws of Delaware ("Assignee") (unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Stock Purchase Agreement referenced below).

                                WITNESSETH:

           WHEREAS, the Assignor and Cable & Wireless plc, a public limited company registered under the laws of England ("C&W"), have entered into that certain Stock Purchase Agreement, dated as of April 19, 1998 (the "Stock Purchase Agreement"), which provides for the sale by C&W and Navona Communications Corporation Ltd. (a direct wholly owned subsidiary of C&W), a corporation organized under the laws of Bermuda, and the purchase by Assignor, of the PLD Interest; and

           WHEREAS, the Assignor and PLD Telekom Inc., a corporation organized under the laws of Delaware ("PLD"), have entered into that certain Asset Exchange Agreement, dated as of April 19, 1998 (the "Asset Exchange Agreement"; the Asset Exchange Agreement and the Stock Purchase Agreement are collectively referred herein as the "Acquisition Agreements" and the transactions contemplated thereby are collectively referred to herein as the "Acquisition"), which provides for the exchange by Assignor of the Holdings Shares with PLD for the New PLD Shares (as defined in the Asset Exchange Agreement); and

           WHEREAS, in connection with the Acquisition, Assignor desires to assign all of its right, title and interest in and to the Acquisition Agreements, and Assignee desires to accept such assignment and assume the obligations of Assignor thereunder; and

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties agree as follows:

           1.   Assignment of Acquisition Agreements

           (a) Assignor hereby assigns all of its right, title and interest in, under and to the Acquisition Agreements to Assignee.

           (b) Assignee hereby accepts the foregoing assignment and assumes and agrees to pay, perform and discharge all obligations under the Acquisition Agreements on the part of the Assignor to be paid, performed and discharged from and after the date hereof. The Assignor hereby agrees and acknowledges that it shall remain jointly and severally liable with the Assignee under the Acquisition Agreements.

           2.   Miscellaneous

           (a) Amendment and Modification. Subject to applicable law, this Assignment may be amended, modified or supplemented only by written agreement signed by the parties hereto.

           (b) Waiver of Compliance; Consents. Except as otherwise provided in this Assignment, any failure of either of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

           (c) Assignment. This Assignment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (d) Further Assurances. In connection with this Assignment, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Assignment.

           (e) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

           (f) Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have cause this Assignment to be executed by their respective representatives, thereunto duly authorized, as of the day and year first above written.


                          NEWS AMERICA INCORPORATED


                          By:  /s/ JANET L. NOVA
                              ---------------------------------------
                               Name:  JANET L. NOVA
                               Title: VICE PRESIDENT


                          NEWS  PLD LLC


                          By:  /s/ JANET L. NOVA
                              ---------------------------------------
                               Name:  JANET L. NOVA
                               Title: PRESIDENT AND SECRETARY